UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

December 3, 2015
Date of Report (Date of earliest event reported)

ADAMS RESOURCES & ENERGY, INC.
____________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7908	74-1753147
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17 South Briar Hollow Lane, Suite 100 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  713-881-3600

____________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2015, Frank T. “Chip” Webster, Director  and former  President, former Chief Executive Officer and former Chief Operating Officer of Adams Resources & Energy, Inc. (the “Company”), informed the Board of Directors of the Company of his decision to retire from his position as a director.  Mr. Webster’s retirement as a director was consistent with his retirement as an employee of the Company on February 24, 2015. Due to his former employment with the Company, Mr. Webster was not considered as an independent director.  A replacement director was not appointed or identified.

There were no arrangements or understandings with Mr. Webster as to his retirement from the Board of Directors and there have been no transactions since the beginning of the Company’s last fiscal year or currently proposed regarding Mr. Webster that are required to be disclosed by Item 404(a) of Regulation S-K that have not been previously disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2015	ADAMS RESOURCES & ENERGY, INC.

/s/ Richard B. Abshire
Richard B. Abshire Chief Financial Officer